ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                          THE HARTCOURT COMPANIES, INC.
                      DESIGNATING SERIES A PREFERRED STOCK

         Alan Phan and Frederic Cohn certify that they are the President and Secretary, respectively, of The Hartcourt Companies, Inc., a Utah corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Articles of Incorporation, as amended, and Section 16-10a-602 of the Utah Business Corporation Act, the Board of Directors of the Corporation acting without shareholder approval, which is not required under such Section 16-10a-602 adopted the following amendment to Article IV of the Articles of Incorporation on October __, 1997:

         The following is hereby appended to the end of Article IV of the Articles of Incorporation:

                      SERIES A CONVERTIBLE PREFERRED STOCK

         1. Creation of Series A Convertible Preferred Stock. There is hereby created a series of preferred stock, consisting of 4,000 shares and designated as the Series A Convertible Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

         2. Dividend Provisions. In the event the Corporation declares a dividend payable to shareholders of Common Stock of the Corporation, the holders of shares of Series A Convertible Preferred Stocks shall be entitled to receive, out of any funds at the time legally available therefor, dividends (the "Dividends") at a rate equal to the amount which such holders would be entitled to receive, if such holders of Series A Convertible Preferred Stock had converted their shares into Common Stock of the Company as set forth in Section 5(a)(1)(B) on the business day immediately prior to the record date for the payment of such dividend. Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with respect to Dividends.

         3. Redemption Provisions. The Series A Convertible Preferred Stock shall be subject to redemption, at any time at the option of the Corporation, at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. Such redemption shall be effected by the Corporation on no less than ten day's written notice to the holders of the Series A Convertible Preferred Stock, such notice to be deemed given, when delivered by person or by facsimile transmission, provided such delivery is followed by delivery by overnight courier or personal delivery within two business days thereof, provided, however, that such notice and redemption will be terminated and of no force or effect in the event a holder submits a Notice of conversion prior to the date of redemption.

         4. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share, plus accrued but unpaid Dividends. After the full preferential liquidation amount has been paid to, or determined and set apart for, all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the common stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid to the holders of the Corporation's Series A Convertible Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, and to any other series of Preferred Stock hereafter authorized and issued, all pari passu, all of which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the holders of common stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction,
(ii) the rights contained in the Utah General Corporation Law and (iii) the rights contained in other Sections hereof.

         5. Conversion Provisions. The holders of shares of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.

                           (1) Each  share of  Series  A  Convertible  Preferred
                  Stock (the "Preferred Shares") shall be convertible, at the option of its holder, upon 75 days notice at any time, into either (A) a number of shares of fully-paid and non-assessable common stock of Electronic Companies and Services, Inc., a
                  Nevada corporation and a wholly owned subsidiary of the Corporation ("ECS Nevada") equal to .0075% of the total outstanding shares of ECS Nevada common stock (the "ECS Nevada Conversion Rate") or (B) a number of shares of fully paid and non-assessable Common Stock of the Corporation at the conversion rate (the

                  "Conversion  Rate")  equal to  $1,000  divided  by the  Market
                  Price. For purposes of this Section 5(a)(1), Market Price shall be the closing bid price of the Common Stock on the Conversion Date, as reported by the Electronic Bulletin Board sponsored by the National Association of Securities Dealers, the closing bid price on the NASDAQ Small Cap Market, if the Common Stock is then trading on the NASDAQ Small Cap Market or the last sale price of the Common Stock on any stock exchange or NASDAQ National Market System, if the Common Stock is then trading on such exchange or NASDAQ/NMS. The ECS Nevada Conversion Rate shall be determined based on the number of shares of ECS Nevada Common Stock then outstanding on a fully diluted basis, after giving effect to the conversion of all outstanding convertible securities and the exercise of all options or warrants to purchase ECS Nevada Common Stock; provided, however, that on and after the Public Date the ECS Nevada Conversion Rate shall be determined based on the number of fully diluted shares of ECS Nevada Common Stock outstanding as of the Public Date, after giving effect to the conversion of all convertible securities and the exercise of all options or warrants to purchase ECS Nevada common stock outstanding as of the Public Date. For purposes of this Section 5(a)(1), the "Public Date" shall be the earlier of (x) the date on which a registration statement filed by ECS Nevada under the Securities Act of 1933 or the Securities Exchange Act of 1934, or successor statutes, has become effective, whether by acceleration or by operation of law, or (y) the first date on which a class of the common stock of ECS Nevada first trades on an inter-dealer quotation system or any stock exchange.

                           The holder shall notify the Corporation, by facsimile
                  notice to the Corporation at (310) 403-1130, copy by overnight courier at 19104 S. Norwalk Boulevard, Artesia, California 90701 of the holder's intent to convert (the "Notice of Conversion") in the form set forth in Section 5(a)(3) hereof, executed by the holder of the Preferred Share(s) evidencing such holder's intention to convert these Preferred Share(s) or a specified portion (as above provided) hereof, and accompanied, if required by the Corporation, by proper assignment thereof in blank. Such conversion shall be effectuated by surrendering the Preferred Shares to be converted.

                           The date on which notice of conversion shall be given
                  shall be the date on which the holder has delivered to the Corporation, by facsimile or hand delivery, the Notice of Conversion duly executed to the Corporation. The Corporation shall cause its transfer agent or the ECS Nevada transfer agent, as the case may be, to complete the issuance of securities within ten (10) business days of receipt of such Notice of Conversion, provided that the Corporation has received the Series A Convertible Preferred Stock certificates which are the subject of the conversion on or prior to such tenth business day.

                           (2) No less than 10 (or multiple  thereof)  shares of
                  Series A Convertible Preferred Stock may be converted at any one time. No fractional shares of common stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash.

                           (3)      The Notice of Conversion shall read
                  substantially as follows:

                           The   undersigned   holder   (   the   "Holder")   is
                  surrendering to The Hartcourt Companies, Inc., a Utah corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Corporation (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into:
                  Check applicable box

                  [ ] shares of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock")

                  [ ] shares of Common Stock, $.001 par value per share, of ECS Nevada (the "ECS Common Stock")

                           1. The Holder  understands  that the Preferred  Stock
                  was issued by the Corporation pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof.

                           2. The Holder represents and warrants that all offers
                  and sales of the Common Stock or ECS Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with Rule 144, or
                  (c) pursuant to some other exemption from registration.

                  Number of Shares of Preferred Stock being converted:

                  Number of Shares to be issued:

                  Conversion Date:


                  Delivery  Instructions for certificates of Common Stock or ECS
                  Common  Stock  and  for  new  certificates   representing  any
                  remaining shares of Preferred Stock:

                                                        NAME OF HOLDER:



                                                     (Signature of Holder)

                           (4) Upon receipt of the original certificates representing the Series A Convertible Preferred Stock, the Corporation shall issue, or cause to be issued, and deliver to the Holder the appropriate number of shares of Common Stock or ECS Nevada Common Stock no later than ten (10) business days thereafter. If the fails to issue such Common Stock or ECS Nevada Common Stock within ten (10) business days following the date of receipt of the original certificates representing the Series A Convertible Preferred Stock, the Corporation shall promptly pay the following payments to such Holder.

                  Number of Business Days
                  After Receipt of Series A
                   Convertible Preferred Stock                                                  Payment

                                 11                                                             $      500
                                 12                                                                  1,000
                                 13                                                                  1,500
                                 14                                                                  2,000
                                 15                                                                  2,500
                                 16                                                                  3,000
                                 17                                                                  3,500
                                 18                                                                  4,000
                                 19                                                                  4,500
                                 20                                                                  5,000
                                 20                                                            Additional $1,000/day

         To the extent that the failure of the  Corporation  to issue the Common
Stock or ECS Nevada Common Stock pursuant to Section 5(a) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 5(a)(4) shall not apply but instead the provision of Section 5(f)(2) shall apply.

         The Corporation shall pay any payments incurred under this Section 5(a)(4) in immediately available funds within 7 business days from the date of issuance of the applicable Common Stock, or ECS Nevada Common Stock. Nothing herein shall limit a holder's right to pursue actual damages for the Corporation's failure to issue and deliver shares of Common Stock or ECS Nevada Common Stock to the holder in accordance with the terms of these Articles of Amendment of the Articles of Incorporation.

                  (b)      Adjustments to Conversion Rate.

                           (1) Reclassification,  Exchange and Substitution.  If
                  the common stock of either the Corporation or ECS Nevada (each of which may be referred to in this Section 5 as the "Issuer") issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Issuer common stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change.

                           (2) Reorganizations,  Mergers, Consolidations or Sale
                  of Assets. If at any time there shall be a capital reorganization of the Issuer's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (b) or merger of the Issuer into another corporation, or the sale of the Issuer's properties and assets as, or substantially as, an entirety to any other person), then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Issuer, or of the successor corporation resulting from such merger, to which holders of the common stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                  (c)      No Impairment.  The Corporation will not, by
         amendment of its Articles of Incorporation or those of ECS
         Nevada or through any reorganization, recapitalization,
         transfer of assets, merger, dissolution, or any other
         voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment. So long as shares of Series A Convertible Preferred Stock are outstanding, the Corporation may not waive or amend any term of these Articles of Amendment of the Articles of Incorporation.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate in effect at the time, and
         (iii) the number of shares of Common Stock or ECS Nevada common stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

                  (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each Holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

                  (f)      Reservation of Stock Issuable Upon Conversion.

                                    (1)   The   Corporation   shall,   and   the
                           Corporation shall cause ECS Nevada to, at all times reserve and keep available out of their respective authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of their respective common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A and Series B Convertible

                           Preferred Stock; and if at any time the number of authorized but unissued shares of their respective common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A and Series B Convertible Preferred Stock, the Corporation will take such corporate action, and shall cause ECS Nevada to take such corporate action, as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of their respective common stock to such number of shares as shall be sufficient for such purpose.

                                    (2) If at the time any  holder  of  Series A
                           Convertible Preferred Stock requests conversion pursuant to a Notice of Conversion under this Section 5, the Corporation or ECS Nevada does not have sufficient authorized but unissued shares of Common Stock or ECS Nevada Common Stock, as the case may be, available to effect the conversion of the Series A Convertible Preferred Stock which is the subject of such Notice of Conversion (a "Conversion Default"), then, with respect to the shares of Series A Convertible Preferred Stock requested to be converted but not converted, beginning on the tenth (10th) day after the applicable date of conversion and ending on the date of actual conversion of such unconverted Series A Convertible Preferred Stock and issuance of Common Stock or ECS Nevada Common Stock therefor, as the case may be, the Dividend rate shall be increased by two percent per 30-day period, (24% annually) compounded and accrued daily.

                  (g) Notices. Except as otherwise stated herein, any notices required by the provisions of this Section 5 to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

                  (h) Status of Converted Stock. Upon conversion of the Series A Convertible Preferred Stock (in whole or in part) the Series A
         Convertible Preferred Stock so converted shall no longer be deemed to be outstanding and all rights with respect thereto, except only the right of the holder of Series A Convertible Preferred Stock to receive shares of Common Stock or ECS Nevada Common Stock, as the case may be, upon such conversion, shall terminate, and the shares of Series A Convertible Preferred Stock so converted or redeemed shall be canceled. The converted shares of Series A Convertible Preferred Stock so canceled shall return to the status of authorized but unissued Preferred Stock of no designated series.

         6. Voting Provisions. Except as otherwise expressly required by the Utah Business Corporations Act or other applicable law, and except as provided in Section 5(e) hereof, the Series A
Convertible Preferred Stock shall have no voting rights.

         7. Rank. The Series A Convertible Preferred Stock shall rank (i) prior to all of the Corporation's Common Stock, (ii) prior to any class or series of capital stock of the Corporation hereafter created, and (iii) on a parity with the Series A Convertible Preferred Stock, in each case as to dividends, distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

         8. Preference Rights. The Company shall not authorize or issue any other series of Preferred Stock with dividend and/or liquidation preferences senior to the dividend, liquidation or other preferences of the Series A or Series B Convertible Preferred Stock.

         9. Unenforceable Provisions. If any provision of these Articles of Amendment of the Articles of Incorporation is invalid, illegal or unenforceable, the balance of these Articles of Amendment of the Articles of Incorporation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be duly executed by its President and attested to by its Secretary this ____ day of October, 1997.

                                                  THE HARTCOURT COMPANIES, INC.



                                                     Alan Phan, President



                                                     Frederic Cohn, Secretary